EXHIBIT 99.2
News Release
Media Contact:
TD Banknorth Inc.
Jeffrey Nathanson
Corporate Communications
(207) 761-8517
jeffrey.nathanson@tdbanknorth.com
FOR IMMEDIATE RELEASE
November 22, 2005
TD Banknorth Inc. to Purchase
Boothby & Bartlett Company of Waterville, Maine
PORTLAND, Maine — November 22, 2005 — TD Banknorth Inc. (NYSE: BNK) announced today it will expand its insurance presence in central Maine by purchasing Boothby & Bartlett Company, a community insurance agency in Waterville, Maine. The acquisition is scheduled to close in December.
Boothby & Bartlett has been in business since 1859 and provides personal, commercial and employee benefit coverage. Owner Daniel J. O’Halloran, CPCU and the Boothby & Bartlett team will remain and join TD Banknorth Insurance Group. Boothby & Bartlett serves more than 10,000 customers throughout Maine.
“The acquisition of Boothby & Bartlett significantly expands our presence in Central Maine,” said Joe Fico, president and CEO of TD Banknorth Insurance Group. “Boothby & Bartlett has a solid reputation. They have been providing insurance coverage for Maine customers for over 145 years. We’re pleased to welcome them to the TD Banknorth family.”
The firm will become part of TD Banknorth Insurance Group, which currently operates four branches in Southern and Coastal Maine. It also has offices in Connecticut, Massachusetts, New Hampshire, New York and Vermont.
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“Becoming part of TD Banknorth Insurance Group will allow us to further expand the products and services we provide to our current customers and give us the capacity to better attract new customers,” said Dan O’Halloran, president at Boothby & Bartlett. “Our customers will be dealing with the same people that have always been a part of the Boothby & Bartlett Company; the people who pride themselves on providing exceptional, personalized customer service.” O’Halloran will transition into a business development manager at TD Banknorth Insurance Group.
About TD Banknorth Insurance Group
TD Banknorth Insurance Group, New England’s largest insurance network, is a division of TD Banknorth, N.A., and the banking subsidiary of TD Banknorth Inc. TD Banknorth Insurance Group’s agencies have been protecting consumers and businesses throughout the Northeast for well over 100 years. With 23 offices in Massachusetts, Connecticut, Vermont, New Hampshire, Maine and upstate New York, the TD Banknorth Insurance Group offers a full-service network of accomplished insurance specialists with the experience necessary to help customers choose the right insurance products. For more information, visit http://www.tdbanknorthinsurance.com.
About TD Banknorth Inc.
TD Banknorth Inc. is a leading banking and financial services company headquartered in Portland, Maine and a majority-owned subsidiary of TD Bank Financial Group. At September 30, 2005, TD Banknorth had $31.8 billion of total consolidated assets and provided financial services to over 1.3 million households in the Northeast. TD Banknorth’s banking subsidiary, TD Banknorth, N.A., operates banking divisions in Maine, New Hampshire, Massachusetts, Connecticut, Vermont and upstate New York. TD Banknorth and TD Banknorth, N.A. also operate subsidiaries and divisions in insurance, wealth management, merchant services, mortgage banking, government banking and other financial services and offer investment products in association with PrimeVest Financial Services, Inc. The TD Banknorth common stock trades on the New York Stock Exchange under the symbol “BNK”. For more information, visit http://www.tdbanknorth.com.
About Boothby & Bartlett Company
Boothby & Bartlett Company is a multi-line general insurance agency providing protection for Maine businesses and families since 1859. Boothby & Bartlett Company provides homeowners, automobile, recreational vehicles, commercial property and liability, worker’s compensation, group health and life insurance, personal, health, life insurance and retirement planning products and services. Boothby & Bartlett is headquartered in Waterville, Maine with an additional office in Fairfield. For more information, visit http://www.boothby-bartlett.com.
Source: TD Banknorth Inc.
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